通 商 律 師 事 務 所
Commerce & Finance Law Offices
 6F NCI Tower, A12 Jianguomenwai Avenue,
Chaoyang District, Beijing, PRC; Postcode: 100022
Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839
E-mail Add: beijing@tongshang.com  Website: www.tongshang.com.cn

July 10, 2009

Asian Financial, Inc.
Pioneer Corporate Services
214 W. Lincolnway,
Suite 23, Cheyenne,
Wyoming, 82001

Ladies and Gentlemen:

We hereby consent to the use of our name or the quotation or summarization of our opinion under the caption “Risk Factors” and “Regulations” in the prospectus included in the registration statement on Form S-1, filed by Asian Financial, Inc. on July 10, 2009, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours, /s/ Commerce & Finance Law Offices Commerce & Finance Law Offices